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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of GNC Acquisition Holdings Inc. of our report dated September 28, 2010 relating to the financial statements and financial statement schedule of its predecessor GNC Parent Corporation and its subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 9, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM